                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement is made and entered into by and between Labor Ready, Inc., a Washington corporation, including its subsidiaries ("Company") and Richard L. King ("Executive") effective as of May 16, 2000.


                                    RECITALS

     WHEREAS, Company believes that Executive's experience, knowledge of corporate affairs, reputation and abilities are of great potential value to Company's future growth and profits; and

     WHEREAS, Company wishes to employ Executive and Executive is willing to be employed by Company; and

     WHEREAS, the Company's Board of Directors has elected Executive to the offices of Chief Executive Officer and President of the Company;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Executive agree as follows:

     1. EMPLOYMENT. The Company agrees to and hereby does employ Executive, and Executive agrees to and hereby does become employed by the Company, subject to the supervision and direction of the Board of Directors. Executive's employment shall be for a period commencing on May 16, 2000 and ending on May 15, 2005, unless such period is extended by written agreement of the parties or is sooner terminated pursuant to the provisions of Paragraphs 4, 11 or 12.

     2. DUTIES OF EXECUTIVE. Executive agrees to devote the necessary time, attention, skill, and efforts to the performance of his duties as Chief Executive Officer and President of the Company and such other duties as may be assigned by the Board of Directors in its discretion.

     3. COMPENSATION.

         (a) Executive's initial salary shall be at the rate of Four Hundred Seventy-five Thousand and No/100 Dollars ($475,000) per year, payable biweekly, from May 16, 2000, until changed by the Board of Directors as provided herein.

         (b) Company, acting through its Board of Directors, may (but shall not be required to) increase, but may not decrease, Executive's compensation and award to Executive such bonuses as the board may see fit, in its sole and unrestricted discretion, commensurate with Executive's performance and the overall performance of the Company. Executives compensation shall be reviewed annually by the Compensation Committee of the Board of Directors.

     4. FAILURE TO PAY EXECUTIVE. The failure of Company to pay Executive his salary as provided in Paragraph 3 may, in Executive's sole discretion, be deemed a breach of this Agreement and, unless such breach is cured within fifteen days after written notice to Company, this Agreement shall terminate. Executive's claims against Company arising out of the nonpayment shall survive termination of this Agreement.

     5. OPTIONS TO PURCHASE COMMON STOCK. Executive is granted options to purchase 350,000 shares of the Company's common stock. The terms and conditions of the options are set forth in Exhibits A and B.

     6. REIMBURSEMENT FOR EXPENSES. Company shall reimburse Executive for reasonable out-of-pocket expenses that Executive shall incur in connection with his services for Company contemplated by this Agreement, on presentation by Executive of appropriate vouchers and receipts for such expenses to Company. At times it may be in the best interests of the Company for Executive's spouse to accompany him on such business travel. On such occasions Company shall reimburse Executive for reasonable out-of-pocket expenses incurred for his spouse. Such occasions shall be determined by guidelines established by the Board of Directors, or in the absence of such guidelines, by Executive's sound discretion.

     7. VACATION. Executive shall be entitled each year during the term of this Agreement to a vacation of twenty (20) business days, no two of which need be consecutive, during which time his compensation shall be paid in full. The length of annual vacation time shall increase by one day for every year of service to the Company after 1999 to a maximum of 25 business days per year.

     8. CHANGE IN OWNERSHIP OR CONTROL. In the event of a change in the ownership of Company, effective control of Company, or the ownership of a substantial portion of Company's assets, all unvested stock options shall immediately vest.


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     9. LIABILITY INSURANCE AND INDEMNIFICATION. The Company shall procure and maintain throughout the term of this Agreement a policy or policies of liability insurance for the protection and benefit of directors and officers of the Company. Such insurance shall have a combined limit of not less than $10,000,000.00 and may have a deductible of not more than $100,000.00. To the fullest extent permitted by law, Company shall indemnify and hold harmless Executive for any and all lost, cost, damage and expense including attorneys' fees and court costs incurred or sustained by Executive, arising out of the proper discharge by Executive of his duties hereunder in good faith.

     10. OTHER BENEFITS. Executive shall be entitled to all benefits offered generally to employees of Company. Nothing in this Agreement shall be construed as limiting or restricting any benefit to Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of the Company, for the benefit of its employees generally or a group of them, now or hereafter in existence.

     11. TERMINATION BY COMPANY. Company may terminate this Agreement under either of the following circumstances:

         (a) This Agreement may be terminated for cause at any time upon thirty
(30) days written notice to Executive. Cause shall exist if Executive is guilty of dishonesty, gross neglect of duty hereunder, or other act or omission which impairs Company's ability to conduct its ordinary business in its usual manner. The notice of termination shall specify with particularity the actions or inactions constituting such cause. In the event of termination under this section, Company shall pay Executive all amounts due hereunder which are then accrued but unpaid within thirty (30) days after Executive's last day of employment.

         (b) In the event that Executive shall, during the term of his employment hereunder, fail to perform his duties as the result of illness or other incapacity and such illness or other incapacity shall continue for a period of more than six months, the Company shall have the right, by written notice either personally delivered or sent by certified mail, to terminate Executive's employment hereunder as of a date (not less than 30 days after the date of the sending of such notice) to be specified in such notice.


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     12. TERMINATION BY EXECUTIVE. If Company shall cease conducting its business, take any action looking toward its dissolution or liquidation, make an assignment for the benefit of its creditors, admit in writing its inability to pay its debts as they become due, file a voluntary petition or be the subject of an involuntary petition in bankruptcy, or be the subject of any state or federal insolvency proceeding of any kind, then Executive may, in his sole discretion, by written notice to Company, terminate his employment and Company hereby consents to the release of Executive under such circumstances and agrees that if Company ceases to operate or to exist as a result of such event, the non-competition and other provisions of Paragraph 16 of this Agreement shall terminate. In addition, Executive shall have the right to terminate this Agreement upon giving three (3) months written notice to Company.

     13. COMMUNICATIONS TO COMPANY. Executive shall communicate and channel to Company all knowledge, business, and customer contacts and any other matters of information that could concern or be in any way beneficial to the business of Company, whether acquired by Executive before or during the term of this Agreement; provided, however, that nothing under this Agreement shall be construed as requiring such communications where the information is lawfully protected from disclosure as a trade secret of a third party.

     14. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of any successor or successors of employer and the personal representatives of Executive.

     15. CONFIDENTIAL INFORMATION.

         (a) As the result of his duties, Executive will necessarily have access to some or all of the confidential information pertaining to Company's business. It is agreed that "Confidential Information" of Company includes:

            (1) The ideas, methods, techniques, formats, specifications, procedures, designs, systems, processes, data and software products which are unique to Company;

            (2) All customer, marketing, pricing and financial information pertaining to the business of Company;

            (3) All operations, sales and training manuals;

            (4) All other information now in existence or later developed which is similar to the foregoing; and

            (5) All information which is marked as confidential or explained to be confidential or which, by its nature, is confidential.

         (b) Executive understands that he will necessarily have access to some or all of the Confidential Information. Executive recognizes the importance of protecting the confidentiality and secrecy of the Confidential Information and, therefore, agrees to use his best efforts to protect the Confidential Information from unauthorized disclosure to other persons. Executive understands that protecting the Confidential Information from unauthorized disclosure is critically important to the success and competitive advantage of Company and that the unauthorized disclosure of the Confidential Information would greatly damage Company.

         (c) Executive agrees not to disclose any Confidential Information to others or use any Confidential Information for his own benefit. Executive further agrees that upon request of the Chairman, President and Chief Executive Officer of Company, he shall immediately return all Confidential Information, including any copies of Confidential Information in his possession.

     16. COVENANTS AGAINST COMPETITION. It is understood and agreed that the nature of the methods employed in Company's business is such that Executive will be placed in a close business and personal relationship with the customers of Company. Thus, during the term of this Executive Employment Agreement and for a period of two (2) years immediately following the termination of Executive's employment, for any reason whatsoever, so long as Company continues to carry on the same business, said Executive shall not, for any reason whatsoever, directly or indirectly, for him or on behalf of, or in conjunction with, any other person, persons, company, partnership, corporation or business entity:

       (a) Call upon, divert, influence or solicit or attempt to call, divert, influence or solicit any customer or customers of Company;

       (b) Divulge the names and addresses or any information concerning any customer of Company;

       (c) Solicit, induce or otherwise influence or attempt to solicit, induce or otherwise influence any employee of the Company to leave his or her employment;

       (d) Own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of the same, similar, or related line of business as that carried on by Company within a radius of twenty-five (25) miles from any then existing or proposed office of Company; and

     The time period covered by the covenants contained herein shall not include any period(s) of violation of any covenant or any period(s) of time required for litigation to enforce any covenant. If the provisions set forth are determined to be too broad to be enforceable at law, then the area and/or length of time shall be reduced to such area and time and that shall be enforceable.


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     17.          ENFORCEMENT OF COVENANTS.

         (a) The covenants set forth herein on the part of Executive shall be construed as an agreement independent of any other provision in this Executive Employment Agreement and the existence of any claim or cause of action of Executive against Company, whether predicated on this Executive Employment Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the covenants contained herein.

         (b) Executive acknowledges that irreparable damage will result to Company in the event of the breach of any covenant contained herein and Executive agrees that in the event of any such breach, Company shall be entitled, in addition to any and all other legal or equitable remedies and damages, to a temporary and/or permanent injunction to restrain the violation thereof by Executive and all of the persons acting for or with Executive.

     18. LAW TO GOVERN CONTRACT. It is agreed that this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

     19. ARBITRATION. Company and Executive agree with each other that any claim of Executive or Company arising out of or relating to this Agreement or the breach of this Agreement or Executive's employment by Company, including, without limitation, any claim for compensation due, wrongful termination and any claim alleging discrimination or harassment in any form shall be resolved by binding arbitration, except for claims in which injunctive relief is sought and obtained. The arbitration shall be administered by the American Arbitration Association under its Employment Arbitration Rules at the American Arbitration Association Office nearest the place of employment. The award entered by the arbitrator shall be final and binding in all respects and judgment thereon may be entered in any Court having jurisdiction.

     20. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.

     21. MODIFICATION OF AGREEMENT. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

     22. NO WAIVER. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.


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     23. ATTORNEYS' FEES. In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all other required sums, a reasonable sum for the successful party's attorneys' fees.

     24. NOTICES. Any notice provided for or concerning this Agreement shall be in writing and shall be deemed sufficiently given when personally delivered or when sent by certified or registered, return receipt requested mail if sent to the respective address of each party as set forth below, or such other address as each party shall designate by notice.

     25. SURVIVAL OF CERTAIN TERMS. The terms and conditions set forth in Paragraphs 15 through 19 of this Agreement shall survive termination of the remainder of this Agreement.





     IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on the date indicated below.


             EXECUTIVE:                                COMPANY:

            Richard L. King                          Labor Ready, Inc.,
                                                     a Washington corporation

BY:             /S/ Richard L. King          By:       /S/ Glenn A. Welstad
            ---------------------------              -------------------------
                 Richard L. King                      Glenn A. Welstad, Chairman



Date:            MAY 16, 2000              Date:           MAY 16, 2000
            ---------------------------              -------------------------


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                                    EXHIBIT A

                               STOCK OPTION GRANT

GRANT DATE:       May 16, 2000

GRANT PRICE:      $10.00 (Closing price on the Grant Date)

TOTAL NUMBER OF SHARES:    250,000

VESTING SCHEDULE:   Options for the specified number of shares shall vest on the following dates:

                  DATE                               NUMBER OF SHARES
                  ----                               ----------------
                  May 16, 2001                       62,500
                  May 16, 2002                       62,500
                  May 16, 2003                       62,500
                  May 16, 2004                       62,500

TERMS AND CONDITIONS OF THE STOCK OPTION GRANT:

         1. Except as otherwise provided herein, all unexercised options shall expire five (5) years from the Grant Date or upon the termination date, whichever is earlier, if the Executive Employment Agreement is terminated for cause. If the Executive Employment Agreement is terminated by Executive without cause, then all options shall terminate ninety days after termination of employment. If the Executive Employment Agreement is terminated for any other reason, then all options shall immediately vest and the exercise date shall be extended to a date which is five years after the date of termination.

         2. The options are categorized as non-qualified stock options. A non-qualified stock option requires payment of income taxes on the difference between the option price and the market value on the date of exercise. Executive shall be responsible for any income tax consequences and expense associated with the grant or exercise of the options, and is responsible for consulting his individual tax advisor.

         3. Payment for shares purchased through the exercise of options may be made either in cash or its equivalent or by tendering previously acquired shares at market value, or both.


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                                    EXHIBIT B

                               STOCK OPTION GRANT

GRANT DATE:       May 16, 2000

GRANT PRICE:      $10.00 (Closing price on the Grant Date)

TOTAL NUMBER OF SHARES:    100,000

VESTING SCHEDULE:   Options for the specified number of shares shall vest on the following dates:

                                    DATE                       NUMBER OF SHARES
                                    ----                       ----------------
                                    November 16, 2004          100,000

TERMS AND CONDITIONS OF THE STOCK OPTION GRANT:

         1. Except as otherwise provided herein, all unexercised options shall expire five (5) years from the Grant Date or upon the termination date, whichever is earlier, if the Executive Employment Agreement is terminated for cause. If the Executive Employment Agreement is terminated by Executive without cause, then all options shall terminate ninety days after termination of employment. If the Executive Employment Agreement is terminated for any other reason, then all options shall immediately vest and the exercise date shall be extended to a date which is five years after the date of termination.

         2. The options are categorized as non-qualified stock options. A non-qualified stock option requires payment of income taxes on the difference between the option price and the market value on the date of exercise. Executive shall be responsible for any income tax consequences and expense associated with the grant or exercise of the options, and is responsible for consulting his individual tax advisor.

         3. Payment for shares purchased through the exercise of options may be made either in cash or its equivalent or by tendering previously acquired shares at market value, or both.


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